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                              EXHIBIT 11

            Statement Re Computation of Per Share Earnings


                              Quarter ended         Six months ended
                                June 30,               June 30,
                          ---------------------  ---------------------
                             1995       1994        1995       1994
                          ---------- ----------  ---------- ----------
Primary
-------
Net earnings             $ 7,761,000  4,461,000  14,901,000  8,405,000
                          ========== ==========  ========== ==========
Common and common
 equivalent shares
 outstanding:
  Weighted average
   common shares
   outstanding
   during the period      19,714,928 19,714,828  19,714,928 19,714,828
  Assumed exercise of
   stock options             101,238     68,527     104,455     57,460
                          ---------- ----------  ---------- ----------
                          19,816,166 19,783,355  19,819,383 19,772,288
                          ========== ==========  ========== ==========
Earnings per share of
 common stock            $       .39        .23         .75        .43


Fully diluted
-------------
Net earnings             $ 7,761,000  4,461,000  14,901,000  8,405,000
                          ========== ==========  ========== ==========
Common and common
 equivalent shares
 outstanding:
  Weighted average
   common shares
   outstanding
   during the period      19,714,928 19,714,828  19,714,928 19,714,828
  Assumed exercise of
   stock options             101,238     68,527     121,209     61,604
                          ---------- ----------  ---------- ----------
                          19,816,166 19,783,355  19,836,137 19,776,432
                          ========== ==========  ========== ==========
Earnings per share of
 common stock            $       .39        .23         .75        .43

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